Schedule 14C Information

Information Statement Pursuant to

Section 14(c) of the Securities Exchange Act of 1934

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TIFF INVESTMENT PROGRAM

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TIFF INVESTMENT PROGRAM

170 N. Radnor Chester Road, Suite 300

Radnor, Pennsylvania 19087

_____________

TIFF Multi-Asset Fund

____________

INFORMATION STATEMENT

February 13, 2015

Important Notice Regarding

Internet Availability of this Information Statement:

This Information Statement is available at

https://wwws.tiff.org/MutualFunds/reports/prospectus/InfoStatement.pdf

This Information Statement is being furnished to all persons owning shares (“members”) of TIFF Multi-Asset Fund (“Multi-Asset Fund” or the “Fund”), a series of TIFF Investment Program (“TIP”), to provide members with information regarding a money manager agreement between TIP and Kopernik Global Investors, LLC (“Kopernik”), a new money manager managing assets on behalf of the Fund. This Information Statement explains why the board of trustees of TIP, all of whom are not “interested persons” of TIP (the “board” or the “trustees”), as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), approved the new money manager agreement with Kopernik. Among other things, this Information Statement describes generally the terms of the money manager agreement, and provides information about Kopernik.

This Information Statement is being delivered on or about February 13, 2015 to members of record as of January 30, 2015.

Multi-Asset Fund is providing this Information Statement solely for your information. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement consists of two parts:

PART I contains information relating to Multi-Asset Fund, the new money manager agreement, and the multi-manager method employed by TIP and its investment adviser, TIFF Advisory Services, Inc. (“TAS” or the “Adviser”), and TIP’s advisory agreement with TAS.

PART II contains information about TIP, TAS, Kopernik, and other miscellaneous items.

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I.	THE NEW MONEY MANAGER AGREEMENT BETWEEN TIP AND KOPERNIK

Introduction

Multi-Asset Fund operates on a “multi-manager” basis, which means that its assets are divided into multiple segments and those segments are managed by different investment management firms as money managers to TIP. TAS manages a portion of Multi-Asset Fund’s assets directly and is also responsible for determining the appropriate manner in which to allocate assets among money managers, supervising money managers, and making recommendations to the TIP board about money managers, investment mandates, and the Fund’s investment policies and strategies. There is no pre-specified target allocation of assets to any particular money manager. Each money manager manages one or more segments of Multi-Asset Fund pursuant to a money manager agreement between the money manager and TIP, on behalf of Multi-Asset Fund.

During an in-person meeting held on December 11, 2014, the board evaluated and approved the new money manager agreement with Kopernik on behalf of Multi-Asset Fund, effective December 16, 2014.

In general, a mutual fund cannot enter into new investment advisory agreements or materially amend existing investment advisory agreements unless the members of that mutual fund vote to approve the agreements. Multi-Asset Fund, however, has entered into the new money manager agreement with Kopernik without seeking the vote of members in accordance with an exemptive order (the “Exemptive Order”) issued by the Securities and Exchange Commission (the “SEC”). The Exemptive Order permits TAS and the TIP funds, subject to TIP board approval, to enter into and materially amend contracts with money managers not affiliated with TAS without seeking or receiving member approval of those contracts. The Exemptive Order does not apply to the advisory agreements with TIP’s investment adviser, TAS, or any amendments to those agreements. This Information Statement is being provided to all members of Multi-Asset Fund to provide information relating to the new money manager agreement with Kopernik as required by one of the conditions of the Exemptive Order.

Description of the Advisory Agreement with TAS

TAS acts as investment adviser to the Fund pursuant to an Advisory Agreement dated as of December 16, 2014 (the “Advisory Agreement”). The Advisory Agreement is substantially the same as the Amended and Restated Advisory Agreement dated as of June 1, 2011 (the “Previous Advisory Agreement”) between TAS and TIP’s predecessor, TIFF Investment Program, Inc. (“TIP Inc.”). Effective December 16, 2014, TIP Inc., a Maryland corporation, was reorganized into TIP, a Delaware statutory trust (the “Reorganization”)1. The Advisory Agreement, which was initially approved by the trustees of TIP at a meeting held on September 11, 2014, was last submitted to a vote of the sole shareholder of TIP on December 16, 2014. The purpose of submission of the Advisory Agreement to the sole shareholder was to seek approval of the new Advisory Agreement in connection with the Reorganization. The Previous Advisory Agreement, which was initially approved by the board of directors of TIP Inc. at a meeting held on March 21, 2011, was last approved for continuance for Multi-Asset Fund by the board of directors of TIP Inc. at a meeting held on June 25, 2014. The Previous Advisory Agreement was last submitted to a vote and approved by the members of Multi-Asset Fund at a special meeting of the members held on May 23, 2011, for the purpose of seeking approval of a change in the advisory fee paid by Multi-Asset Fund to TAS. TAS has served as Multi-Asset Fund’s investment adviser since the Fund’s inception on March 31, 1995.

1 Similarly, TIFF Multi-Asset Fund, which was a series of TIP Inc., was reorganized into a series of TIP, the Delaware statutory trust, which series continues to be known as TIFF Multi-Asset Fund. References in this information statement to “Multi-Asset Fund” or the “Fund” include the TIFF Multi-Asset Fund series of TIP Inc. or TIP, the Delaware statutory trust, or both, as the context of the sentence requires.

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Under the Advisory Agreement, TAS manages the investment program of Multi-Asset Fund and performs such duties as the board and TAS agree are appropriate to support and enhance the investment program of the Fund. The Advisory Agreement provides that TAS will seek to achieve the Fund’s investment and performance objectives by identifying and recommending to the board independent money managers for Multi-Asset Fund, managing and allocating cash among asset classes and money managers, as applicable, monitoring the money managers’ and the Fund’s performance, and employing certain risk management and other investment techniques.

Under Multi-Asset Fund’s Advisory Agreement and the Previous Advisory Agreement, the Fund pays or paid TAS on a monthly basis an annualized fee of 0.25% on the first $1 billion of Multi-Asset Fund’s average daily net assets; 0.23% on the next $1 billion of assets; 0.20% on the next $1 billion of assets; and 0.18% on assets exceeding $3 billion. For the fiscal year ended December 31, 2014, Multi-Asset Fund paid TAS for its services to the Fund under the Previous Advisory Agreement and the Advisory Agreement advisory fees of $12,064,689 (unaudited). For the fiscal year ended December 31, 2014, the management fees earned by the money managers of the Fund in the aggregate were $27,738,807 (unaudited).

TAS also provides certain administrative and other services to TIP pursuant to a services agreement. Under the services agreement, TAS receives on a monthly basis an annualized fee of 0.02% of the Fund’s average daily net assets for such services provided to Multi-Asset Fund. For the year ended December 31, 2014, the fees paid to TAS by Multi-Asset Fund under the services agreement were $1,184,965 (unaudited).

The New Money Manager Agreement between TIP and Kopernik

Prior to December 16, 2014, Multi-Asset Fund engaged TAS and ten independent money managers to manage Multi-Asset Fund’s investment portfolio. At a meeting held on December 11, 2014, the trustees approved a new money manager agreement with Kopernik for Multi-Asset Fund.

TAS recommended to the board that Kopernik be added as a money manager for Multi-Asset Fund based on a number of factors, including but not limited to Kopernik’s experience and expertise in pursuing a value-oriented investment approach, longer-term performance perspective, fit within Multi-Asset Fund’s portfolio, and fee schedule, which contained breakpoints that could enable the Fund to benefit from economies of scale. Kopernik has a value approach to investing and through bottom-up fundamental research seeks to identify potential investments that trade at significant discounts to their risk-adjusted intrinsic values and are misperceived and undervalued by the market. Kopernik implements its long-only strategy primarily via equity securities of US and non-US companies of any size.

Upon the recommendation of TAS, and after considering a variety of factors (as described below under “Consideration of the New Money Manager Agreement by the Board”), the trustees voted on December 11, 2014, to approve the new money manager agreement with Kopernik, to become effective as of December 16, 2014. The terms of the new money manager agreement are more fully described below under “Description of the New Money Manager Agreement.”

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Consideration of the New Money Manager Agreement by the Board

In considering the money manager agreement with Kopernik for Multi-Asset Fund, the board requested and considered a wide range of information from TAS and Kopernik in advance of the meeting. The board considered information regarding Kopernik’s personnel and services, investment strategies and philosophies, portfolio management, potential portfolio holdings, and fees and expenses. The board also considered the performance of other accounts that had been managed by Kopernik’s investment professionals. Information about Kopernik’s proposed brokerage practices was also provided, including proposed allocation methodologies, best execution policies, and soft dollar arrangements. The board considered information with respect to the compliance and administration of Kopernik, including, but not limited to, its code of ethics and business continuity procedures, as well as information concerning any material violations of such compliance program, the background of the individual serving as the chief compliance officer, and disclosure about regulatory examinations or other inquiries and litigation proceedings affecting Kopernik, of which there were none.

The board also considered a memorandum from its independent counsel setting forth the board’s fiduciary duties and responsibilities under the 1940 Act and state law and the factors the board should consider in its evaluation of the money manager agreement. The board also reviewed Kopernik’s responses to a questionnaire prepared by the trustees’ independent counsel requesting information necessary for the trustees’ evaluation of the money manager agreement, as well as responses to additional questions posed by the board regarding Kopernik’s expected investment opportunities and strategies, performance benchmarks, investment professionals, “key man” risk, and proposed fee schedule.

The board considered a number of additional factors in evaluating the money manager agreement with Kopernik on behalf of Multi-Asset Fund. The board considered information describing the anticipated impact of adding Kopernik as a money manager to Multi-Asset Fund; the advisory services Kopernik was expected to provide to the Fund; the potential benefits of including Kopernik as a money manager to the Fund; and other information deemed relevant. The potential benefits of adding Kopernik as a money manager of Multi-Asset Fund were identified as: (1) the addition of a new investment philosophy and unique value-oriented investment approach; (2) active management style; (3) an approach that complements the investment strategies of certain other Multi-Asset Fund money managers, leaving little overlap in exposures; and (4) historical performance records and experience of Kopernik’s investment professionals and their reputations in the industry. The board noted that Kopernik was founded in mid-2013 and considered the start-up risks associated with this relationship.

The board concluded that, overall, it was satisfied with the nature, extent, and quality of the services expected to be provided under the money manager agreement with Kopernik. The board did not specifically consider the profitability of Kopernik expected to result from its relationship with the Fund because Kopernik is not affiliated with TAS or TIP except by virtue of serving as a money manager, and the fees to be paid to Kopernik were negotiated on an arm’s-length basis in a competitive marketplace.

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The board based its evaluation on the material factors presented to it at the meeting and discussed above, including: (1) the terms of the agreement; (2) the reasonableness of the money manager’s fees in light of the nature and quality of the services to be provided and any additional benefits to be received by Kopernik in connection with providing services to the Fund; (3) the nature, quality, and extent of the services expected to be performed by Kopernik; and (4) the expected effects of adding Kopernik as a money manager of Multi-Asset Fund. The board considered the experience of Kopernik’s investment personnel. The board noted that Kopernik’s proposed fee schedule included breakpoints that could enable the Fund to benefit from economies of scale. The board further noted that, under the fee schedule, the breakpoints could be triggered by an increase in Multi-Asset Fund’s assets as well as an increase in the assets of any other funds or other accounts advised by TAS or its affiliates that are managed by Kopernik or its affiliates.

In arriving at its decision to approve the money manager agreement with Kopernik, the board did not single out any one factor or group of factors as being more important than the other factors, but considered all of these factors together with a view toward future long-term considerations. After carefully considering the information summarized above and all factors deemed to be relevant, the board voted to approve the money manager agreement with Kopernik for Multi-Asset Fund. Prior to a vote being taken, the board met separately in executive session to discuss the appropriateness of the agreement and other considerations.

In their deliberations with respect to these matters, the trustees were advised by their independent legal counsel. The trustees weighed the foregoing matters in light of the advice given to them by their independent legal counsel as to the law applicable to the consideration of investment advisory contracts. The trustees concluded that the money manager agreement with Kopernik was reasonable, fair, and in the best interests of the Fund and its members, and that the fees provided in the agreement were fair and reasonable. In the board’s view, approving the money manager agreement with Kopernik was desirable and in the best interests of Multi-Asset Fund and its members.

Description of the New Money Manager Agreement

The new money manager agreement with Kopernik for Multi-Asset Fund is included as Appendix A to this Information Statement. The following description of the new money manager agreement is qualified in its entirety by reference to the full text of the agreement.

The new money manager agreement with Kopernik provides that Kopernik will manage the investment and reinvestment of certain assets of Multi-Asset Fund allocated to it from time to time by TAS, subject to the supervision of the board and TAS. The new money manager agreement requires Kopernik to give primary consideration to obtaining the most favorable price and efficient execution reasonably available under the circumstances and in accordance with applicable law when placing orders for the purchase and sale of securities on behalf of the Fund. In evaluating the terms available for executing particular transactions and in selecting broker-dealers, Kopernik may consider those factors it deems relevant, including brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)) provided by such broker-dealers. Kopernik is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a transaction which is higher than the commission another broker-dealer would have charged for effecting that transaction if Kopernik determines in good faith that the commission is reasonable in relation to the value of the brokerage and research services provided. In addition, the new money manager agreement includes provisions relating to the confidentiality of the information and recommendations supplied by either party to the agreement, and restricts Kopernik from consulting with other money managers for Multi-Asset Fund about transactions in securities or other assets of the Fund, except under certain circumstances.

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The new money manager agreement provides that Kopernik will be compensated based on the assets it manages. The asset-based fee, payable monthly, is 0.65% per annum on the first $50 million of “TIFF Assets,” 0.60% per year on the next $100 million of “TIFF Assets,” 0.55% per year on the next $100 million of “TIFF Assets,” and 0.50% per year on all remaining “TIFF Assets” in excess of $250 million. The sum of each calculation is then divided by “TIFF Assets” to determine an effective fee rate, and the effective fee rate is applied to the average daily net assets of the Multi-Asset Fund account managed by Kopernik to determine the fee to be paid by Multi-Asset Fund. For purposes of this calculation, “TIFF Assets” means the assets of Multi-Asset Fund plus the assets of any other funds or other accounts advised by TAS or its affiliates that are managed by Kopernik.

The new money manager agreement provides that it: (i) will continue in effect for a period of two years from the date of the agreement, and thereafter from year to year if the continuance of the agreement is approved at least annually in conformity with the requirements of the 1940 Act; (ii) may be further amended by mutual consent of the parties thereto, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act and any order of the SEC that may address the applicability of such requirements in the case of the Fund; (iii) may be terminated without payment of any penalty by (a) the Fund, if a decision to terminate is made by the board of trustees of TIP or by a vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), or (b) by Kopernik, in each case with not more than 60 days’ nor less than 30 days’ written notice; and (iv) will terminate automatically in the event of its “assignment,” as defined in the 1940 Act.

The new money manager agreement provides that Kopernik shall not be liable to Multi-Asset Fund, TIP, or TAS for any error of judgment, but shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith, or gross negligence by Kopernik in providing services under the new money manager agreement or from reckless disregard by Kopernik of its obligations and duties under the new money manager agreement.

Additional Fee Information

The following table summarizes Multi-Asset Fund’s expenses for its 2013 fiscal year. The table also shows a pro forma estimate of what such 2013 expenses would have been during that year had the new money manager agreement been in effect during that year. The table is designed to facilitate an understanding of the potential impact of the new money manager agreement on Multi-Asset Fund’s fees and expenses. Actual Fund fees and expenses will differ from those presented here due in part to factors such as the amount of Fund assets managed by each money manager, the performance achieved by those money managers having performance-based fee schedules, and the Fund’s average net assets during relevant periods.

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	Multi-Asset Fund
	2013 Actual Expenses (Restated)	2013 Pro Forma Expenses
Shareholder Fees (fees paid directly from your investment):
Entry Fees on Purchases (as a percentage of amount invested)	0.50%	0.50%

Redemption Fees (as a percentage of amount redeemed)	0.50%	0.50%

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment):
Management Fees	0.68%[a]	0.70%[b]
Other Expenses	0.54%	0.41%
Other Expenses	0.14%	0.14%
Interest Expense and Dividends on Short Sales	0.40%	0.27%[b]
Acquired Fund Fees and Expense	0.75%[a]	0.75%

Total Annual Fund Operating Expenses [c]	1.97%[a]	1.86%[b]

[a] Management Fees, Acquired Fund Fees and Expenses, and Total Annual Fund Operating Expenses have been restated to show an estimate of what the expenses of the Fund would have been in 2013 had certain money manager and acquired fund changes that occurred during and after 2013 been in effect during all of 2013. For newly funded accounts with money managers using a performance based fee arrangement, the restatement reflects either no performance fee or a performance fee based on a partial year of performance. A portion of the assets that were withdrawn from certain money managers or acquired funds had not been reallocated to other money managers or acquired funds as of the date of the prospectus. As such assets are reallocated, the Fund’s annual operating expenses can be expected to increase.

[b] Pro Forma Management Fees, Interest Expense and Dividends on Short Sales, and Total Annual Fund Operating Expenses have been restated to show an estimate of what the expenses of the Fund would have been in 2013 had the new money manager agreement with Kopernik been in effect during 2013. The restatement assumes the withdrawal of certain assets from the Breakeven Inflation account managed by Amundi Smith Breeden, LLC to fund the account managed by Kopernik.

[c] Total Annual Fund Operating Expenses may not correspond to the ratio of expenses to average net assets shown in the “Financial Highlights” section of the prospectus, which reflects the operating expenses of the Fund and does not include Acquired Fund Fees and Expenses, and was not restated to reflect the money manager and acquired fund changes that occurred during and after 2013.

Cost of Investing Example

This example is intended to help members compare the cost of investing in Multi-Asset Fund with the cost of investing in other mutual funds. In calculating the example, the actual expenses of Multi-Asset Fund during 2013 (restated as described above) are used, as are pro forma estimates of what such 2013 expenses would have been had Kopernik served as a money manager for Multi-Asset Fund during the year under the new arrangements described herein, as shown in the expense table above. The actual and pro forma examples assume that a member invests $10,000 in the Fund for the time periods indicated. The examples also assume that the investment has a 5% return each year, the Fund’s operating expenses remain the same based upon the expenses as shown in the fee table, and all dividends and distributions are reinvested. Entry fees are reflected in both scenarios shown below and redemption (exit) fees are reflected in the rows labeled “With redemption at end of period.”  Actual costs may be higher or lower.

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	Multi-Asset Fund
	2013 Actual (Restated)	2013 Pro Forma
One Year
With redemption at end of period	$300	$289
No redemption at end of period	$249	$238

Three Years
With redemption at end of period	$720	$686
No redemption at end of period	$665	$632

Five Years
With redemption at end of period	$1,165	$1,109
No redemption at end of period	$1,107	$1,051

Ten Years
With redemption at end of period	$2,401	$2,287
No redemption at end of period	$2,334	$2,219

II.	OTHER INFORMATION

Information about TIP

TIP is a no-load, open-end management investment company comprised at present of two distinct funds, each with its own investment objective and policies. TIP was organized as a statutory trust under Delaware law on September 11, 2014, and consists of TIFF Multi-Asset Fund and TIFF Short-Term Fund. On December 16, 2014, each series of TIP assumed the assets and liabilities of the corresponding series of TIP Inc. as part of the Reorganization. TIP Inc. was originally incorporated under Maryland law on December 23, 1993, and its Multi-Asset Fund series commenced operations on March 31, 1995. The TIP mutual funds are available primarily to foundations, endowments, other 501(c)(3) organizations, and certain other non-profit organizations.

Information about TAS

TIFF Advisory Services, Inc. is the investment adviser to the TIP mutual funds. TAS’s principal offices are located at 170 N. Radnor Chester Road, Suite 300, Radnor, PA 19087. TAS seeks to achieve Multi-Asset Fund’s investment and performance objectives in part by identifying and recommending to the board external money managers for the Fund, managing and allocating cash among asset classes and money managers, as applicable, monitoring the money managers’ and the Fund’s performance, and employing certain risk management and other techniques. The money managers are responsible for day-to-day investment decisions for that portion of Multi-Asset Fund’s assets allocated to them. Each money manager specializes in a particular market sector or utilizes a particular investment style. TAS may invest a substantial portion of the Fund’s assets in futures contracts, other derivative investments, duration investments, US Treasury securities, and other securities and financial instruments in accordance with the Fund’s objective, policies, and restrictions.

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Information about Kopernik

Kopernik Global Investors, LLC is located at Two Harbour Place, 302 Knights Run Avenue, Suite 1225, Tampa, FL 33602. As of December 31, 2014, Kopernik had assets under management of approximately $1.14 billion. Kopernik was founded by David Iben, Managing Member and Chief Investment Officer, in 2013. Prior to founding Kopernik, Mr. Iben was a director and head of the Global Value team at Vinik Asset Management since 2012. Previous to that, he was co-founder, chief investment officer and co-president of Tradewinds Global Investors, LLC. Kopernik has managed assets for the Fund since December 2014.

Kopernik is an employee-owned firm and Mr. Iben is the principal executive officer and controlling member. The principal executive officer is located at Two Harbour Place, 302 Knights Run Avenue, Suite 1225, Tampa, FL 33602.

Kopernik is not an investment adviser to any other registered investment companies with an investment objective similar to that of Multi-Asset Fund.

Certain Brokerage Matters

When selecting brokers or dealers, TAS and the money managers are authorized to consider the “brokerage and research services,” as defined in Section 28(e) of the Exchange Act, provided to TIP’s funds, to TAS, or to the money manager. TAS and the money managers may cause TIP’s funds to pay a commission to a broker or dealer who provides such brokerage and research services which is in excess of the commission another broker or dealer would have charged for effecting the transaction. TAS or the money manager, as appropriate, must determine in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided. Reasonableness will be viewed in terms of that particular transaction or in terms of all the accounts over which TAS or the money manager exercises investment discretion.

Interests of Trustees and Officers of the Fund

To the knowledge of Multi-Asset Fund, no trustee of TIP has any substantial interest, direct or indirect, by security holdings or otherwise, in the new money manager agreement with Kopernik. No trustee purchased or sold securities of or interests in Kopernik, or any entity directly or indirectly controlling or controlled by Kopernik since January 1, 2014. No trustee or officer of TIP is an officer, employee, director, general partner, or shareholder of Kopernik. No trustee or officer of TIP owns securities of or has any material direct or indirect interest in Kopernik or any other person controlling, controlled by, or under common control with Kopernik. No trustee of TIP had any material interest, direct or indirect, in any material transactions in which Kopernik, or any entity directly or indirectly controlling or controlled by Kopernik, is or was a party since January 1, 2014, or has such an interest in any such proposed transactions.

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Information Regarding the Service Providers to Multi-Asset Fund

Custodian, Administrator, Fund Accounting Agent, Transfer Agent, Registrar, and Dividend Disbursing Agent. State Street Bank and Trust Company (“State Street”), One Lincoln Street, Boston, MA 02111-2900, serves as the custodian of TIP’s assets as well as its administrator, fund accounting agent, transfer agent, registrar, and dividend disbursing agent. As custodian, State Street may employ sub-custodians outside the United States.

Distributor.  Foreside Fund Services, LLC, Three Canal Plaza, Suite 100, Portland, Maine 04101, serves as the distributor of TIP’s shares.

Outstanding Shares and Significant Shareholders

As of January 30, 2015, Multi-Asset Fund had 375,327,631.772 shares outstanding.

As of January 30, 2015, there were no members that owned of record or beneficially 5% or more of the outstanding shares of Multi-Asset Fund.

As of January 30, 2015, the trustees and officers of TIP as a group owned less than 1% of the outstanding shares of Multi-Asset Fund.

Annual and Semi-Annual Reports

TIP’s annual report for the fiscal year ended December 31, 2013, and semi-annual report for the period ended June 30, 2014, were previously distributed to members. The annual report for the fiscal year ended December 31, 2014 is expected to be distributed to members on or about March 2, 2015. TIP will furnish, without charge, an additional copy of its most recent annual report and semi-annual report to any member requesting such reports. An additional copy of the annual and semi-annual report may be obtained, without charge, by contacting TIFF Member Services by mail, telephone, or email using the contact information below or visiting the SEC’s website at www.sec.gov.

170 N. Radnor Chester Road, Suite 300

Radnor, PA 19087

1-800-984-0084

www.tiff.org

Electronic mail inquiries:

Services offered by TIFF: info@tiff.org

Member-specific account data: memberservices@tiff.org

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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Appendix A

Money Manager Agreement

This agreement (the “Agreement”) is between TIFF Investment Program (“TIP”), a Delaware statutory trust, for its TIFF Multi-Asset Fund (the “Fund”), and Kopernik Global Investors, LLC (the “Manager”), a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is effective as of December 16, 2014 (the “Effective Date”).

Recitals

TIP is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

TIP wishes to retain the Manager to render advisory services to the Fund and the Manager is willing to render those services.

The parties therefore agree as follows:

1.	Managed Assets

The Manager will provide investment management services with respect to assets placed with the Manager on behalf of the Fund from time to time. Such assets, as changed by investment, reinvestment, additions, disbursements of expenses, and withdrawals, are referred to in this Agreement as the “Managed Assets.” The Fund may make additions to or withdraw all or any portion of the Managed Assets from this management arrangement at any time.

2.	Appointment and Powers of Manager; Investment Approach

(a)        Appointment. TIP, acting on behalf of the Fund, hereby appoints the Manager to manage the Managed Assets for the period and on the terms set forth in this Agreement. The Manager hereby accepts this appointment and agrees to render the services herein described in accordance with the requirements described in Section 3(a).

(b)        Powers. Subject to the supervision of the board of trustees of TIP and subject to the supervision of TIFF Advisory Services, Inc. (“TAS”) as Investment Adviser to the Fund, the Manager shall direct investment of the Managed Assets in accordance with the requirements of Section 3(a). TIP, acting on behalf of the Fund, grants the Manager authority to:

(i)	acquire (by purchase, exchange, subscription, or otherwise), hold, and dispose of (by sale, exchange, or otherwise) securities and other investments;

(ii)	determine what portion of the Managed Assets will be held uninvested; and

(iii)	enter into such agreements and make such representations (including representations regarding the purchase of securities for investment) as may be necessary or proper in connection with the performance by the Manager of its duties hereunder.

A-1

Appendix A

(c)        Power of Attorney. To enable the Manager to exercise fully the discretion granted hereunder, TIP appoints the Manager as its attorney-in-fact to invest, sell, and reinvest the Managed Assets as fully as TIP itself could do. The Manager hereby accepts this appointment.

(d)        Voting. The Manager shall be authorized to vote on behalf of the Fund any proxies relating to the Managed Assets, provided, however, that the Manager shall comply with any instructions received from the Fund as to the voting of securities and handling of proxies.

(e)        Independent Contractor. Except as expressly authorized herein, the Manager shall for all purposes be deemed to be an independent contractor and shall have no authority to act for or to represent TIP, the Fund, or TAS in any way, or otherwise to be an agent of any of them.

(f)        Reporting. The Manager shall furnish to TIP upon reasonable request such information that TIP may reasonably require to complete documents, reports, or regulatory filings.

3.	Requirements; Duties

(a)        Requirements. In performing services for the Fund and otherwise discharging its obligations under this Agreement, the Manager shall act in conformity with the following requirements (the “Requirements”):

(i)	the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations which apply to the Manager in conjunction with performing services for the Fund, if any;

(ii)	TIP’s Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A as filed with the Securities and Exchange Commission relating to the Fund and the shares of beneficial interest in the Fund, as such Registration Statement may be amended from time to time (the “Registration Statement”);

(iii)	the Manager’s Investment Guidelines, which may be amended from time to time through mutual agreement by TAS and the Manager;

(iv)	written instructions and directions of the board of trustees of TIP; and

(v)	written instructions and directions of TAS.

(b)        Responsibility with Respect to Actions of Others. TIP may place the investment portfolio of each of its funds, including the Fund, with one or more investment managers. To the extent the applicability of, or conformity with, the Requirements depends upon investments made by, or activity of, the managers other than the Manager, the Manager agrees to comply with such Requirements: (i) to the extent that such compliance is within the Manager’s Investment Guidelines; and (ii) to the extent that the Manager is provided with information sufficient to ascertain the applicability of such Requirements. If it appears to the Fund at any time that the Fund may not be in compliance with any Requirement and the Fund or TAS so notifies the Manager, the Manager shall promptly take such actions not inconsistent with applicable law or regulation as the Fund or TAS may reasonably specify to effect compliance.

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Appendix A

(c)        Responsibility with Respect to Performance of Duties. In performing its duties under this Agreement, the Manager will act solely in the interests of the Fund and shall use reasonable care and its best judgment in matters relating to the Fund. The Manager will not deal with the Managed Assets in its own interest or for its own account.

(d)        Valuation. The Manager shall not be responsible for calculating the Net Asset Value of the Fund’s portfolio or making final decisions on the value of portfolio securities used to calculate such net asset value, but must review regularly the pricing of the Managed Assets as made available by or on behalf of the Fund. The Manager agrees to notify the Fund promptly if the Manager reasonably believes that the value of any portfolio security comprising the Managed Assets may not reflect fair value. The Manager agrees to provide upon request any pricing information of which the Manager is aware to the Fund, to TAS, or to the Fund’s administrator to assist in the determination of the fair value of any portfolio security for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Fund’s valuation procedures for the purpose of calculating the Fund’s Net Asset value in accordance with procedures and methods established by the board of trustees of TIP.

4.	Recordkeeping and Reporting

(a)        Records. The Manager shall maintain proper and complete records relating to the furnishing of investment management services under this Agreement, including records with respect to the securities transactions for the Managed Assets required by Rule 31a-1 under the 1940 Act. All records maintained pursuant to this Agreement shall be subject to examination by the Fund and by persons authorized by it during reasonable business hours upon reasonable notice. Records required by Rule 31a-1 maintained as specified above shall be the property of the Fund; the Manager will preserve such records for the periods prescribed by Rule 31a-2 under the 1940 Act and shall surrender such records promptly at the Fund's request. Upon termination of this Agreement, the Manager shall promptly return records that are the Fund's property and, upon demand, shall make and deliver to the Fund true and complete and legible copies of such other records maintained as required by this Section 4(a) as the Fund may request. The Manager may retain copies of records furnished to the Fund.

(b)        Reports to Custodian. The Manager shall provide to the Fund's custodian and to the Fund, on each business day, information relating to all transactions concerning the Managed Assets.

(c)        Other Reports. The Manager shall render to the board of trustees of TIP and to TAS such periodic and special reports as the board or TAS may reasonably request.

5.	Purchase and Sale of Securities

(a)        Selection of Brokers. The Manager shall place all orders for the purchase and sale of securities on behalf of the Fund with brokers or dealers selected by the Manager in conformity with the policy respecting brokerage set forth in the Registration Statement. Neither the Manager nor any of its officers, employees, or any of its “affiliated persons,” as defined in the 1940 Act, will act as principal or receive any compensation in connection with the purchase or sale of investments by the Fund other than the management fees provided for in Section 6 hereof.

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Appendix A

In placing such orders, the Manager will give primary consideration to obtaining the most favorable price and efficient execution reasonably available under the circumstances and in accordance with applicable law. In evaluating the terms available for executing particular transactions for the Fund and in selecting broker-dealers to execute such transactions, the Manager may consider, in addition to commission cost and execution capabilities, those factors that it deems relevant, such as the financial stability and reputation of broker-dealers and the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided by such broker-dealers. The Manager is authorized to pay a broker-dealer who provides such brokerage and research services a commission for executing a transaction which is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if the Manager determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer in discharging responsibilities with respect to the Fund or to other client accounts as to which it exercises investment discretion.

(b)        Aggregating Orders. On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Fund as well as other advisory clients of the Manager, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so purchased or sold, as well as the expense incurred in the transaction, will be made by the Manager in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Fund and its other clients.

6.	Management Fees; Expenses

(a)        Management Fees. Schedule I attached hereto sets out the fees to be paid by the Fund to the Manager by the tenth business day of the month following the month to which the fee relates. The Manager represents that the fee schedules offered to the Fund, whether for a separately managed account or an interest in a pooled investment fund offered by the Manager, are not higher than any fee schedule in effect for clients that have a substantially similar investment mandate and have an inception date on or after the date of this Agreement (a “Similar Account”). The Manager agrees that if it subsequently agrees to a fee schedule for a Similar Account that is lower than the fee schedules offered to the Fund, whether for a separately managed account or an interest in a pooled investment fund offered by the Manager, the Manager will promptly offer the lower fee schedule to the Fund.

(b)        Expenses. The Manager shall furnish at its own expense all of its own office facilities, equipment and supplies, and shall perform at its own expense all routine and recurring functions necessary to render the services required under this Agreement including administrative, bookkeeping and accounting, clerical, statistical, and correspondence functions. The Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for, (i) custodial fees for the Managed Assets, (ii) brokerage commissions, issue and transfer taxes and other costs of securities transactions to which the Fund is a party, including any portion of such commissions attributable to research and brokerage services; and (iii) interest and taxes, if any, payable by the Fund. In addition, the Fund shall pay directly, or, if the Manager makes payment, reimburse the Manager for, such non-recurring special out-of-pocket costs and expenses as may be authorized in advance by the Fund.

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Appendix A

7.	Non-Exclusivity of Services

The Manager is free to act for its own account and to provide investment management services to others. The Fund acknowledges that the Manager and its officers and employees, and the Manager's other clients, may at any time have, acquire, increase, decrease or dispose of positions in the same investments which are at the same time being held, acquired or disposed of under this Agreement for the Fund. Neither the Manager nor any of its officers or employees shall have any obligation to effect a transaction under this Agreement simply because such a transaction is effected for his or its own account or for the account of another client. The Fund agrees that the Manager may refrain from providing any advice or services concerning securities of companies for which any officers, directors, partners or employees of the Manager or any of the Manager’s affiliates act as financial adviser, investment manager or in any capacity that the Manager deems confidential, unless the Manager determines in its sole discretion that it may appropriately do so. The Fund appreciates that, for good commercial and legal reasons, material nonpublic information which becomes available to affiliates of the Manager through these relationships cannot be passed on to the Fund and that the Manager may be restricted from trading the securities of issuers about which it is in possession of material nonpublic information.

8.	Liability

The Manager shall not be liable to the Fund, TIP, or TAS for any error of judgment, but the Manager shall be liable to the Fund for any loss resulting from willful misfeasance, bad faith, or gross negligence by the Manager in providing services under this Agreement or from reckless disregard by the Manager of its obligations and duties under this Agreement. Nothing in this Agreement shall constitute a waiver or limitation of any rights that the Fund, TIP, or TAS may have under applicable state or federal laws.

9.	Representations

(a)        The Manager hereby represents to the Fund that the Manager is registered as an investment adviser under the Advisers Act, that it has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of the Manager has been duly authorized and, upon execution and delivery, this Agreement will be binding upon the Manager in accordance with its terms.

(b)        The Manager represents that it is in material compliance with all applicable laws, both federal and state.

(c)        TIP hereby represents to the Manager that it has full power and authority to enter into and perform fully the terms of this Agreement and that the execution of this Agreement on behalf of the Fund has been duly authorized and, upon execution and delivery, this Agreement will be binding upon TIP in accordance with its terms.

(d)        TIP acknowledges receipt of Parts 2A and B of the Manager’s Form ADV and Commodity Trading Advisor (CTA) Disclosure Document (if applicable).

(e)        TIP represents that TIP and the Fund are in material compliance with all applicable laws and regulations, both federal and state.

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Appendix A

10.	Term

This Agreement shall continue in effect for a period of two (2) years from the date hereof and shall thereafter be automatically renewed for successive periods of one (1) year each, provided such renewals are specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated without the payment of any penalty, by (a) the Fund, if a decision to terminate is made by the board of trustees of TIP or by a vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), or (b) the Manager, in each case with not more than 60 days’ nor less than 30 days' written notice from the terminating party and on the date specified in the notice of termination.

This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

11.	Amendment

Except as otherwise provided in this Agreement, this Agreement may be amended by mutual consent, but the consent of the Fund must be approved in conformity with the requirements of the 1940 Act and any order of the Securities and Exchange Commission that may address the applicability of such requirements in the case of the Fund. Any such amendment must be in writing and signed by each party.

12.	Notices

Notices or other communications required to be given pursuant to this Agreement shall be deemed duly given when delivered electronically, in writing, or sent by fax or three business days after mailing registered mail postage prepaid as follows:

Fund:	TIFF Investment Program
c/o TIFF Advisory Services, Inc.
Attn: General Counsel
170 N. Radnor Chester Road, Suite 300
Radnor, PA 19087
	Fax:	610-684-8080
	Email:	miops@tiff.org with a copy to rmaestro@tiff.org

Manager:	Kopernik Global Investors, LLC
Attn: Robert S. Lamont
Two Harbour Place,
302 Knights Run Ave, Suite 1225
Tampa, FL 33602

	Fax:	813-314-6101
	Email:	rlamont@kopernikglobal.com

Each party may change its address by giving notice as herein required.

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Appendix A

13.	Sole Instrument

This instrument constitutes the sole and only agreement of the parties to it relating to its object and correctly sets forth the rights, duties, and obligations of each party to the other as of its date. Any prior agreements, promises, negotiations, or representations not expressly set forth in this Agreement are of no force or effect.

14.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

15.	Applicable Law

This Agreement shall be governed by, and the rights of the parties arising hereunder construed in accordance with, the laws of the State of Delaware without reference to principles of conflict of laws. Nothing herein shall be construed to require either party to do anything in violation of any applicable law or regulation.

16.	Confidential Information

Any information or recommendations supplied by any party to this Agreement, which are not otherwise in the public domain or previously known to another party in connection with the performance of obligations hereunder, including securities or other assets held or to be acquired by the Fund, transactions in securities or other assets effected or to be effected on behalf of the Fund, or financial information or any other information relating to a party to this Agreement, are to be regarded as confidential (“Confidential Information”).

No party may use or disclose to others Confidential Information about the other party, except solely for the legitimate business purposes of the Fund for which the Confidential Information was provided; as may be required by applicable law or rule or compelled by judicial or regulatory authority having competent jurisdiction over the party; or as specifically agreed to in writing by the other party to which the Confidential Information pertains. Further, no party may trade in any securities issued by another party while in possession of material non-public information about that party. Lastly, the Manager may not consult with any other money managers for the Fund about transactions in securities or other assets of the Fund, except for purposes of complying with the 1940 Act or SEC rules or regulations applicable to the Fund. Nothing in this Agreement shall be construed to prevent the Manager from lawfully giving other entities investment advice about, or trading on their behalf in, shares issued by the Fund or securities or other assets held or to be acquired by the Fund.

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Appendix A

In witness whereof, the parties hereto execute this Agreement on and make it effective on the Effective Date specified in the first paragraph of this Agreement.

TIFF Investment Program	Kopernik Global Investors, LLC
on behalf of the Fund

/s/ Kelly A. Lundstrom	/s/ Robert Lamont
Signature	Signature

Kelly A. Lundstrom, Vice President	Robert Lamont, GC & CCO
Print Name/Title	Print Name/Title

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Appendix A

Schedule I

Dated as of December 16, 2014

to the

Money Manager Agreement (the “Agreement”) Dated as of December 16, 2014

Between,

Kopernik Global Investors, LLC (the “Manager”) and

TIFF Investment Program for its TIFF Multi-Asset Fund (the “Fund”)

Fee Calculation

As compensation for the services performed and the facilities and personnel provided by the Manager for TIFF Multi-Asset Fund pursuant to this Agreement, the Fund will pay the Manager a monthly asset based fee equal to the Fee Rate multiplied by the average daily net assets (gross of expenses except custodian transaction charges) of the Managed Assets, computed as described in the Fund’s Registration Statement.

Definitions related to the Calculation and Payment of the Fee

Fee Rate:

0.65% per annum on the first $50 million of TIFF Assets

0.60% per annum on the next $100 million of TIFF Assets

0.55% per annum on the next $100 million of TIFF Assets

0.50% on all TIFF Assets in excess of $250 million

summing the result of each calculation and dividing by TIFF Assets to determine an effective fee rate, which shall be the Fee Rate.

TIFF Assets: TIFF Assets for any period means the daily average over the period of the aggregate assets placed by TIFF Advisory Services, Inc., or its affiliates, with the Manager or its affiliates, whether in a separately managed account or an interest in a pooled investment fund offered by the Manager. For assets placed with the Manager by a TIFF vehicle that calculates its net asset value on a daily basis, the average of the daily net asset values of such Managed Assets for the applicable period will be used for these purposes, and for assets placed by a TIFF vehicle or other account that does not calculate its net asset values on a daily basis, the average will be approximated using the value of such Managed Assets at the opening of the applicable period, adjusted by any contributions or withdrawals during the period.

The fee shall be prorated for any period that is less than a full calendar month.

All capitalized terms used but not defined in this Schedule I shall have the meanings ascribed to them in the Agreement.

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